Exhibit 23.1

[Letterhead of Livingston, Wachtell & Co., LLP]

December 20, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:         Advanced Plant Pharmaceuticals, Inc.  - Form S-8

Dear Sir/Madam:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2004 in the Company's Form 10-KSB for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Livingston, Wachtell & Co., LLP
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Livingston, Wachtell & Co., LLP


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